                                                                  EXHIBIT 10.13


================================================================================

                 DATED            November 29,             1998
                 ----------------------------------------------

                                TURBO TOP LIMITED
                                   as Landlord


                                       and


                          GOLDMAN SACHS (ASIA) FINANCE
                                    as Tenant


                 ----------------------------------------------

                               AGREEMENT FOR LEASE
                                   relating to

            Part of the 59th Floor and the whole of the 60th, 61st,
                  62nd, 63rd, 65th, 66th, 67th and 68th Floors
                    Cheung Kong Center, Queen's Road Central,
                              (Inland Lot No.8887)

                 ----------------------------------------------


                                BAKER & McKENZIE
                           14th Floor Hutchison House
                                    Hong Kong

================================================================================

                 DATED             November 12             1998
                 ----------------------------------------------

                                TURBO TOP LIMITED
                                   as Landlord


                                       and

                          GOLDMAN SACHS (ASIA) FINANCE
                                    as Tenant

                 ----------------------------------------------

                               AGREEMENT FOR LEASE
                                   relating to

               Part of the 59th Floor and the whole of the 60th,
               61st, 62nd, 63rd, 65th, 66th, 67th and 68th Floors
                    Cheung Kong Center, Queen's Road Central,
                              (Inland Lot No.8887)

                 ----------------------------------------------

                          Registered at the
                          Land Registry
                          by
                          Memorial No.
                          on

                                             P. Land Officer.


                                BAKER & McKENZIE
                                   Solicitors
                              1401 Hutchison House
                                    Hong Kong

                                    CONTENTS

Number                           Clause Heading                             Page
------                           --------------                             ----

1.      DEFINITIONS AND INTERPRETATION
        1.1   Definitions ................................................. 1
        1.2   Interpretation .............................................. 1

2.      LEASE
        2.1   Start Date .................................................. 2
        2.2   Completion of Lease ......................................... 2

3.      GUARANTEE ......................................................... 2

4.      TITLE ............................................................. 2
        4.1   No Requisitions ............................................. 2
        4.2   Matters to which Lease is subject ........................... 2

5.      NO ASSIGNMENT ..................................................... 2

6.      NO POSSESSION
        6.1   Executory Agreement ......................................... 3
        6.2   No Occupation ............................................... 3

7.      LEGAL COSTS, STAMP DUTY AND OTHER FEES ............................ 3

8.      NO MERGER ......................................................... 3

9.      MISCELLANEOUS
        9.1   Waiver ...................................................... 3
        9.2   Notices ..................................................... 3
        9.3   Illegality or Unenforceability .............................. 4
        9.4   Amendments .................................................. 4
        9.5   No Warranties ............................................... 4

10.     GOVERNING LAW AND ARBITRATION
        10.1  Governing Law ............................................... 5
        10.2  Dispute Resolution .......................................... 5

Signatures ................................................................ 6

Schedule

THIS AGREEMENT FOR LEASE is made                              1998

BETWEEN:

(1) TURBO TOP LIMITED whose registered office is at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the "Landlord");

(2) GOLDMAN SACHS (ASIA) FINANCE whose principal place of business in Hong Kong is at 37th Floor, Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong (the "Tenant").

WHEREAS:

(1) The Landlord is the registered owner of the land registered in the Land Registry as Inland Lot No.8887 upon which the Building is now in the course of being constructed.

(2) The Landlord and the Tenant have agreed to enter into the Lease on the terms and conditions contained in this Agreement.

NOW IT IS AGREED as follows:

1.    Definitions and Interpretation

1.1   Definitions. In this Agreement:

      "Building" means the building, structures and erections from time to time on the land registered in the Land Registry as Inland Lot No.8887;

      "Lease" means a lease of the Premises to be entered into between the Landlord and the Tenant in the form of the draft set out in the Schedule;

      "Premises" means all those office units being part of the 59th floor and the whole of the 60th, 61st, 62nd, 63rd, 65th, 66th, 67th and 68th floors of the Building which are more particularly described in the Lease.

1.2   Interpretation. In this Agreement:

      (a)   words importing the singular include the plural and vice versa;

      (b)   words importing any gender include every gender;

      (c) words importing persons include firms, companies and corporations and vice versa;

      (d) references to Clauses and the Schedule are references to the relevant clause in or the schedule to this Agreement;

      (e) the headings of the index, Clauses, the Schedule and paragraphs shall not affect the interpretation of this Agreement;

      (f) references to any obligation on any person to do any act or thing include an obligation to procure that act or thing to be done by another person;

      (g) references to the "Building" and the "Premises" are references to each and every part thereof.

2.    Lease

2.1 Start Date. The Landlord and Tenant shall enter into the Lease for a term of 12 years starting on 1 January 2000.

2.2   Completion of Lease.

      (a) The Landlord shall deliver the engrossed Lease to the Tenant or its solicitors not later than 1 December 1999.

      (b) The Tenant shall return the duly executed and attested Lease to the Landlord or its solicitors within 7 days of delivery of the engrossment to the Tenant or its solicitors.

      (c) Subject to Clause 2.2(b), the Lease shall be executed and delivered on or before 1 January 2000.

3.    Guarantee

      On or before 5 days from the date hereof, the Tenant shall deliver to the Landlord an on-demand bank guarantee for an aggregate amount equal to HK$23,864,750 from a bank first approved by the Landlord (such approval not to be unreasonably withheld) and in a form reasonably required by the Landlord.

4.    Title

4.1 No Requisitions. The Tenant shall assume the right of the Landlord to grant the Lease and shall not require any evidence of or raise any objection, requisition or inquiry in respect of the Landlord's title to the Premises or the Building.

4.2 Matters to which Lease is subject. The Tenant has entered into this Agreement with notice of the matters set out or referred to in the Lease subject to which the Premises shall be demised and shall raise no objection, requisition or inquiry in respect of them.

5.    No Assignment

      The Tenant shall not assign, transfer, charge or otherwise deal with the benefit of this Agreement in whole or in part and the Landlord shall not be obliged to grant the Lease to any person other than the Tenant.

6.    No Possession

6.1 Executory Agreement. This Agreement is an executory agreement only and shall not operate or be deemed to operate as a demise of the Premises.

6.2 No Occupation. The Tenant shall not be entitled to occupation or possession of the Premises until the Lease has been executed and delivered.

7.    Legal Costs, Stamp Duty and other fees

      Each party shall bear its own legal costs incidental to the negotiation, preparation and completion of this Agreement and the Lease. The stamp duty and registration fee (if any) for this Agreement, the Lease and their counterparts shall be borne by the parties in equal shares.

8.    No Merger

      To the extent that they remain to be observed and performed, all the provisions of this Agreement shall continue in full force and effect notwithstanding completion of the Lease.

9.    Miscellaneous

9.1   Waiver.

      (a) No condoning, excusing or overlooking by any party of any default or breach on the part of another, and no failure or delay by any party in exercising any right, power or privilege provided by law or under this Agreement, shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise or enforcement of any other right, power or privilege. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

      (b) No waiver of any right, power or remedy of any party and no consent by any party shall:

            (i) be valid unless signed by such party in writing and containing an express statement that it is a waiver pursuant to this Clause 9.1(b); and

            (ii) be inferred from or implied by anything done or omitted to be done by the relevant party unless expressed in writing and agreed by it.

9.2   Notices

      (a) Any notice, demand or other communication to the Tenant in connection herewith shall be sent to it at its principal place of business in Hong Kong or at such other address in Hong Kong as may have been notified by the Tenant to the Landlord in accordance with this Clause 9.2.

      (b) Any notice, demand or other communication to the Landlord in connection herewith shall be sent to it at its registered office or at such other address in Hong Kong as may have been notified by the Landlord to the Tenant in accordance with this Clause 9.2.

      (c) Any notice, demand or other communication required to be served under this Agreement shall be in writing delivered personally or by prepaid letter or facsimile transmission, confirmed (in the case of a facsimile transmission) by letter delivered personally or sent by prepaid mail within 24 hours of despatch of such facsimile transmission provided that no failure to deliver or despatch and no delay in delivering or despatching such confirmatory letter shall affect the original notice given.

      (d) Any notice served pursuant to this Clause 9.2 shall be deemed to have been served:

            (i)   if delivered personally, on the third day following delivery;

            (ii) if sent by pre-paid letter, on the third day following the delivery; and

            (iii) if sent by facsimile transmission, on the third day following successful transmission.

      (e) In proving service in the case of facsimile transmission, it shall be sufficient proof that it was properly addressed and successfully transmitted to the correct number.

9.3 Illegality or Unenforceability. Any provision of this Agreement prohibited by or rendered unlawful by or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective insofar as is possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

9.4 Amendments. This Agreement may only be varied or modified by a supplemental agreement or other document signed by all the parties hereto. No provision of this Agreement may be waived, discharged or terminated orally, except only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

9.5   No Warranties.

      (a) This Agreement supersedes any and all previous agreements between the parties and constitutes the entire agreement among them and there are no other oral or implied terms agreed between them and all representations, warranties, statements or agreements, whether orally or in writing, prior to this Agreement relating to any of the matters referred to herein are hereby negated and excluded unless otherwise agreed or confirmed by the parties in writing after the date of this Agreement.

      (b) Each party acknowledges that in entering into this Agreement, it is not relying upon any representation, warranty, statement or agreement, undertaking, promise or assurance made or given by the other or any other person, whether or not in writing, at any time prior to the execution of this Agreement which is not expressly set out in this Agreement unless otherwise agreed or confirmed by the parties in writing after the date of this Agreement.

10.   Governing Law and Arbitration

10.1 Governing Law. The law of Hong Kong shall be the proper law of this Agreement and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Ordinance or any statutory modification thereof for the time being in force shall apply to any arbitration under this Agreement wherever the same, or any part of it, shall be conducted.

10.2  Dispute Resolution.

      (a) In case any dispute or difference shall arise between the Landlord and the Tenant, as to the construction of this Agreement or as to any matter or thing of whatsoever nature arising under or in connection with this Agreement, then the disputing party will notify the other party in writing thereof ("Notice of Dispute"). Within ten days of receiving the Notice of Dispute a director of the Tenant and a director of the Landlord will meet and try in good faith to resolve the dispute. If the dispute is not resolved within twenty-eight days of the Notice of Dispute being served then the dispute or difference shall be referred to the arbitration and final decision of:

            (i) a person already appointed to deal with a dispute or difference between the parties arising out of or connected with the Premises (and the parties agree to all such disputes and differences being consolidated and heard at the same time); or

            (ii) if no such person has been appointed, a person to be agreed between the parties, or

            (iii) failing agreement within fourteen days after either party has given to the other a written request to concur in the appointment of an arbitrator, a person to be appointed on the request of either party by the Chairman of Hong Kong International Arbitration Centre.

      (b) The award of such arbitrator shall be final and binding on the parties.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by                             )
RAYMOND W K CHOW                      )      TURBO TOP-LIMITED
for and on behalf of the Landlord     )
in the presence of :-                 )      /s/ [ILLEGIBLE]
                                             --------------------------------
                                                                  Director

          /s/ [ILLEGIBLE]

                                 HILARY CORDELL
                                Baker & McKenzie
                           14th Floor, Hutchison House
                                    Hong Kong

SIGNED by                             )
                                      )       GOLDMAN  For and on behalf of
for and on behalf of the Tenant       )       SACHS GOLDMAN SACHS (ASIA) FINANCE
in the presence of :-                 )

                                             /s/ [ILLEGIBLE]
                                             --------------------------------

                                  THE SCHEDULE

                 DATED                                           199
                 ----------------------------------------------------

                                TURBO TOP LIMITED
                                   as Landlord


                                       and

                          GOLDMAN SACHS (ASIA) FINANCE
                                    as Tenant


                 ----------------------------------------------------


                                      LEASE

                                       of

                 Part of the 59th Floor and the whole of the 60th, 61st, 62nd, 63rd, 65th, 66th, 67th and 68th Floors, Cheung Kong Center, Queen's Road Central (Inland
                 Lot No.8887).

                 ----------------------------------------------------
                          Registered at the
                          Land Registry
                          by
                          Memorial No.
                          on


                                BAKER & McKENZIE
                           14th floor, Hutchison House
                                    Hong Kong

                                    CONTENTS

Number                           Clause Heading                             Page
------                           --------------                             ----

  1.     DEFINITIONS AND INTERPRETATION
         1.1    Definitions ...................................................1
         1.2    Interpretation ................................................3

  2.     DEMISE ...............................................................4

  3.     TENANT'S COVENANTS
         3.1    Rent, Service Charges and other Payments ......................7
         3.2    Fitting Out ...................................................8
         3.3    Repair ........................................................9
         3.4    Yielding Up ..................................................10
         3.5    Landlord's Entry .............................................11
         3.6    Use ..........................................................11
         3.7    Alterations ..................................................13
         3.8    Statutory Notices ............................................14
         3.9    Alienation ...................................................14
         3.10   Assignment ...................................................15
         3.11   Sub-letting ..................................................15
         3.12   Insurance and Fire Prevention ................................17
         3.13   Indemnities ..................................................18
         3.14   Exclusion of Liability .......................................18
         3.15   Regulations ..................................................19
         3.16   Costs ........................................................19
         3.17   Evidence of Compliance .......................................20

  4.     LANDLORD'S COVENANTS
         4.1    Quiet Enjoyment ..............................................20
         4.2    Property Tax and Government Rent .............................20
         4.3    Services .....................................................20
         4.4    Back-up Generators ...........................................20
         4.5    Additional Air-conditioning Service ..........................20
         4.6    Maintenance ..................................................20
         4.7    Generators and Chiller Plant .................................20
         4.8    Television Services ..........................................21
         4.9    Swimming Pool ................................................21

  5.     BANK GUARANTEE
         5.1    Payment ......................................................21
         5.2    Deductions ...................................................21

  6.     DEFAULT
         6.1    Events of Default ............................................22
         6.2    Notice .......................................................22

  7.     EXPANSION AND TERMINATION RIGHTS
         7.1    Expansion ....................................................23
         7.2    Termination ..................................................23

  8.     FURTHER PROVISIONS
         8.1    Lifts ........................................................23
         8.2    Signage ......................................................23
         8.3    Utilities Interruption .......................................23
         8.4    Tenant's Property ............................................23
         8.5    Destruction of Premises ......................................23
         8.6    Change of Name ...............................................24
         8.7    Waiver .......................................................25
         8.8    Stamp Duty and Legal Costs ...................................25
         8.9    Notices ......................................................25
         8.10   Illegality or Unenforceability ...............................26
         8.11   Amendments ...................................................26
         8.12   No Warranties ................................................26
         8.13   Rights and Easements .........................................27
         8.14   Covenants Relating to Adjoining Property .....................27
         8.15   Distraint ....................................................27
         8.16   Confidentiality ..............................................27
         8.17   Governing Law ................................................28
         8.18   Ownership of Works ...........................................28

  9.     NO PREMIUM ..........................................................28

  10.    YEAR 2000 COMPLIANCE
         10.1   Definitions ..................................................28
         10.2   Landlord's Obligations .......................................29
         10.3   Tenant's Obligations .........................................29
         10.4   Proprietary Information ......................................30

  Schedule 1 Particulars .....................................................31

  Schedule 2 Rent Review .....................................................32

  Schedule 3 Service Charges .................................................35

  Schedule 4 Expansion Rights ................................................37

  Schedule 5 Termination Rights ..............................................44

  Schedule 6 Television Services .............................................46

  Schedule 7 Initial floor Area ..............................................47

  Signatures .................................................................48

THIS LEASE is made on                                      199

BETWEEN:

(1) TURBO TOP LIMITED whose registered office is at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the "Landlord");

(2) GOLDMAN SACHS (ASIA) FINANCE whose principal place of business in Hong Kong is at 37th Floor, Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong (the "Tenant").

WITNESSES as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Lease, the following meanings apply unless the context requires otherwise:

      "Building" means each and every part of the building described in Schedule 1;

      "Building Management System" means the computerised apparatus relating to the management and control of certain services and equipment within the Building;

      "Common Parts" means the pedestrian ways, entrances, staircases, facilities, plant, machinery, equipment, systems and apparatus, lifts, escalators, roads, forecourts, loading bays, toilet facilities and any other areas and facilities and any Service Media within the Building all of which may from time to time be designated by the Landlord for common use by any of the occupiers of the Building and those authorised by them;

      "Fit-Out Contract" means the contract in respect of the fitting out of the Premises entered into between the Landlord and the Tenant on [ ];

      "Government" means the government of Hong Kong;

      "Guarantee" means an on-demand bank guarantee from a bank first approved by the Landlord (such approval not to be unreasonably withheld) and in a form reasonably required by the Landlord;

      "Hong Kong" means the Hong Kong Special Administrative Region;

      "Permitted Use" means the use specified in Schedule 1;

      "Premises" means each and every part of the premises described in Schedule 1 including:

      (a) all additions and improvements to the Premises made from time to time;

      (b)   all fixtures in the Premises from time to time;

1.2 Interpretation. In this Lease, the following shall apply unless the context requires otherwise:

      (a) The expression the "Landlord" includes the person for the time being entitled to the immediate possession of the Premises on expiry of the Term and any manager appointed by it;

      (b) The expression the "Tenant" includes the executors and administrators of the Tenant or, where the Tenant is a corporation, its successors in title or any liquidator thereof, and the Tenant's permitted assigns;

      (c) Where the Tenant comprises more than one person or entity all undertakings and agreements made by the Tenant shall be deemed to be made jointly and severally by all the persons or entities comprising the Tenant;

      (d)   Words importing the singular include the plural and vice versa;

      (e)   Words importing any gender include every gender;

      (f) Words importing persons include firms, companies and corporations and vice versa;

      (g) The index and headings are for reference only and shall be ignored in construing this Lease;

      (h) References to Clauses and Schedules are references to the clauses of and the schedules to this Lease and references to Paragraphs are references to the paragraphs in the Schedule in which they appear;

      (i) References to "losses" include all liabilities, injury, loss, damage, damages, claims, compensation, penalties, costs, disbursements and expenses;

      (j) Any consent, approval or authorisation to be given by the Landlord must be in writing and signed by it or a duly authorised person on its behalf to be effective under this Lease. Nothing in this Lease is to be construed as imposing any obligation on the Landlord or the Tenant not to refuse any consent or approval unreasonably save where expressed in this Lease;

      (k) References to the "expiry of the Term" or to the "last year of the Term" are to the end of the Term and the last year of the Term whether it comes to an end by effluxion of time or in any other way;

      (l) Any covenant by the Tenant not to do any act or thing includes an obligation not to allow or suffer that act or thing to be done by another person;

      (m) Any covenant by the Tenant to do any act or thing includes an obligation to procure that act or thing to be done by another person;

      (n) Any reference to "legislation" includes any statutes, rules, regulations and orders made by the Government or any governmental, statutory, public or competent authority in Hong Kong;

      (o) Any act, default or neglect of any contractor, servant, agent or licensee of the Landlord or the Tenant (as the case may be) shall be deemed to be the act, default or neglect of the Landlord or the Tenant (as the case may be);

      (p) For the purpose of Clause 3.11 the lettable floor area of the Premises (from time to time) and the relevant sub-demised premises shall be deemed to be that determined by the Landlord which determination shall be conclusive (save in case of manifest error).

2.    DEMISE

      The Landlord LETS the Premises to the Tenant for the Term:

      (a) SUBJECT TO all rights, privileges, restrictions, covenants, agreements and stipulations of whatever nature affecting the Premises and the terms and conditions of this Lease;

      (b)   TOGETHER WITH:

            (i) the right to use, in common with the Landlord and all others having the like right, the Common Parts which are necessary for the proper use and enjoyment of the Premises;

            (ii) the right in common with the Landlord and all others having the like right at all times upon giving notice to the Landlord (except in an emergency):

                  (1) to install, maintain, repair, renew, remove, replace and connect cables from the Premises to the busbar plug-in units within the Common Parts on each floor and to gain access thereto for such purposes through such of the Common Parts as the Landlord may from time to time reasonably determine;

                  (2) to discharge exhaust air from the pantries in the Premises to the Building's central exhaust system;

            (iii) the sole and free right to install, maintain, repair and renew appropriate Service Media and to run appropriate Utilities through the duct shafts and risers, the electrical duct shaft, the normal and UPS power risers, the generator power riser and the dual chilled water risers located within the Building (but outside the Premises) solely serving the Premises and the right to gain access thereto for such purposes through such Common Parts as the Landlord may from time to time reasonably determine;

            (iv)  the sole and free right at all times to:

                  (1) use the Tenant's dedicated 4 generators and chiller plant on the 73rd floor of the Building and such further Tenant's dedicated generators and chiller plant as may be installed from time to time;

                  (2) install, maintain, repair, renew, remove, replace and connect cables from the Premises to the Tenant's dedicated 4 generators and chiller plant on the 73rd floor of the Building and such further Tenant's dedicated generators and chiller plant as may be installed from time to time and to use such generators and to gain access thereto for such purposes through such of the Common Parts as the Landlord may from time to time reasonably determine;

            (v) the free right to install or procure the installation of copper and fibre optic cable services within the core of the Building from time to time insofar as space is available from time to time and other Service Media are not adversely affected thereby;

            (vi) the right at its own cost to install, maintain, repair and renew:

                  (1) 100 x 100 mm metal trunking and 200 x 200 mm metal trunking within a telephone duct shaft within the core of the Building;

                  (2) 30 pairs of fibre optic cable and 400 pairs of copper cable within a second telephone duct shaft within the core of the Building;

            provided that in exercising the rights in this paragraph (b) the Tenant shall cause as little interference as reasonably practicable to the Landlord and make good any damage caused thereby.

      (c) EXCEPT AND RESERVED unto the Landlord and all persons authorised by it or otherwise entitled:

            (i) the right of free and uninterrupted passage of Utilities through such Service Media in the Premises from time to time which serve or are capable of serving the Building together with the right to enter the Premises to inspect, maintain, repair, renew, remove, replace and connect to any such Service Media and to construct new Service Media;

            (ii) the right to restrict the use of any Common Parts insofar as is reasonably required of the purposes of inspecting, repairing, maintaining, decorating, replacing, renewing or connecting to them but so as not to deprive the Tenant of access to the Premises;

            (iii) the right to alter in any way whatsoever the Common Parts or vary the parts of any Building which from time to time form part of the Common Parts and to vary any building plans relating to the Building from time to time provided that the Tenant's use of the Premises is not materially affected thereby;

            (iv) the right to continue and complete the development of the Building and to carry out all necessary works in relation thereto including (without limitation) the fitting out of other parts of the Building notwithstanding any noise, disturbance or interference that the Tenant may suffer provided that after 1 August 1999 any fit-out of the 70th and 71st floors by the Landlord shall be conducted in accordance with the noise restriction requirements set out in the Fit-Out Handbook at the date hereof;

            (v) the right to install in or affix to any part of the Building such Service Media, aerials, plant, machinery and other apparatus, scaffolding, signs, advertisements (whether illuminated or not) and other structures as the Landlord decides and the right to inspect, maintain, repair, renew, remove, replace and connect to the same;

            (vi) the right upon reasonable notice (except in an emergency when no notice is needed) to enter and remain in the Premises to view the condition of the Building and do works to the Building notwithstanding any inconvenience or nuisance caused to the Tenant;

            (vii) the right to carry out or consent to the carrying out by any person of the demolition, rebuilding or alteration of the Building or any building on any other land in the vicinity notwithstanding (in the case of any works to the Building carried out otherwise than by or on behalf of the Landlord or in the case of any works to any building on any other land in the vicinity) any inconvenience or nuisance caused to the Tenant or interference with access of light or air to the Premises;

           (viii) the right to enter the Premises in the circumstances in which this Lease permits such entry;

            (ix) the right to subjacent and lateral support from the Premises for the remainder of the Building;

            (x) the right to use the external walls of the Building for whatever purpose the Landlord decides and to assign or delegate such right but so as not to obstruct the view from and the light to the Premises except where necessary as a result of maintenance or seasonal decorations;

            (xi) all easements, quasi-easements, privileges and rights whatsoever now enjoyed by any adjoining or neighbouring property affecting the Premises as if such adjoining and neighbouring property and the

                  Premises had at all times been in separate ownership and occupation and such matters had been acquired by prescription or formal grant;

            provided that in exercising the rights in paragraphs (i), (iv), (v),
            (vi) and (insofar as it relates to works to the Building carried out by or on behalf of the Landlord) (vii) above, the Landlord shall cause as little interference as reasonably practicable to the Tenant and make good any damage caused to the Premises;

      (d) SUBJECT to the Tenant paying to the Landlord the Rent, Service Charges and other payments due under this Lease provided that the Tenant shall be allowed a Rent free period of five months from and including the Term Start Date and two further Rent free periods each of five months from and including the 1st and 2nd anniversaries of the Term Start Date but during such Rent free periods the Tenant shall be required to pay rates, Service Charges and all outgoings payable under this Lease in respect of the Premises except that during the first such Rent free period the cost of supplying air-conditioning shall only be included in the Service Charges during such periods as the Landlord shall supply air-conditioning to the Premises or parts of the Premises requested by the Tenant but such parts of the Premises shall not be less than an entire air-conditioning zone (within the confines of the air-conditioning system).

3.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord as follows:

3.1   Rent, Service Charges and other Payments.

      (a) To pay the Rent and Service Charges in Hong Kong currency in advance without any deduction, counterclaim or set off on the first day of each calendar month, the first payment to be made on the date following the expiration of the first rent free period referred to in Clause 2(d) and the first and last payments being apportioned appropriately on a daily basis.

      (b) To pay all taxes, assessments, duties, charges, impositions and outgoings imposed or charged from time to time on the Premises or upon the owner or occupier of the Premises by the Government or other competent authority (other than Government rent, Property Tax and expenses of a capital or nonrecurring nature) or if the same are imposed or charged upon the Premises and any other property, to reimburse to the Landlord a fair proportion thereof properly attributable to the Premises as decided by the Landlord whose decision shall be final and binding save in case of manifest error.

      (c)   (i)   To pay rates charged on the Premises as assessed by the
                  Government quarterly in advance on the first day of the months of January, April, July and October in each year of the Term, the first payment thereof to be paid on the date of this Lease and the first and last payments being apportioned appropriately on a daily basis.

            (ii) If the Premises have not been separately assessed to rates by the Government, to pay quarterly in advance to the Landlord on the dates mentioned in Clause 3.1 (c)(i) a sum on account of rates calculated in accordance with the following formula:

                  a x b
                  -----
                    4

                  where:

                  a = the annual Rent; and

                  b = the percentage of rateable values which is for the time being payable as rates under the Rating Ordinance (Cap. 116);

                  and within 7 days of the actual rating assessment in respect of the Premises being received from the Government, any over-payment shall be repaid to the Tenant and any under-payment shall be paid to the Landlord.

      (d)   To make the payments due to the Landlord under this Lease by cheque.

      (e) To pay all deposits and charges for Utilities used at the Premises and, if not separately metered at the date of this Lease, forthwith to apply for separate metres in respect of all relevant Utilities.

      (f) In addition to any other rights or remedies of the Landlord to pay to the Landlord on demand interest at the Prescribed Rate on any sum:

            (i) payable by the Tenant to the Landlord under this Lease from the due date until payment by the Tenant if the same is not paid within 7 days of the due date;

            (ii) paid by the Landlord in remedying any breach by the Tenant of this Lease from the date of payment by the Landlord until payment by the Tenant; and

            (iii) not accepted by the Landlord so as not to waive a breach of this Lease from the due date until payment is accepted by the Landlord.

3.2   Fitting Out.

      (a) To fit out the Premises at the Tenant's expense in accordance with drawings and specifications approved by the Landlord (which approval shall not be unreasonably withheld or delayed) in a good and proper workmanlike and diligent manner with good quality materials and in a style and manner appropriate to a first class commercial building to the reasonable satisfaction of the Landlord but any such Landlord's approval shall not impose on the

            Landlord any liability in respect of any inadequacy or deficiency in the drawings, specifications or works.

      (b) Not to vary the approved fitting out drawings and specifications without the Landlord's approval (which approval shall not be unreasonably withheld or delayed).

      (c) Not to start any fitting out works until the Landlord's approval (which approval shall not be unreasonably withheld or delayed) and all necessary approvals, licences or permits have been obtained from the relevant competent authorities and to carry out all fitting out works in compliance with the Landlord's reasonable requirements (including (without limitation) the requirements set out in the Fit-Out Handbook to be issued by the Landlord from time to time (provided any amendment to the Fit-Out Handbook after the date hereof shall be reasonable)) and with all legislation and all requirements of the Building's insurers and of any Utility supplier but any such Landlord's approval shall not constitute any representation that such legislation and requirements have been complied with.

      (d) In installing, altering or connecting to the fire fighting apparatus and system, any electrical Service Media connecting or between the busbar plug-in units in the core of the Building and the electrical switchboards in the Premises, and/or the Building Management System, to use only a contractor nominated by the Landlord as set out in the Fit-Out Handbook to be issued by the Landlord from time to time (provided that any amendment to the Fit-Out Handbook after the date hereof shall be reasonable) and for any other works to use only a contractor approved by the Landlord (which approval shall not be unreasonably withheld) but any such Landlord's nomination or approval shall not impose on the Landlord any liability for anything done or omitted by such contractor.

      (e) To procure that the Tenant's contractors take out contractors' all risks insurance in respect of the Tenant's fitting out works before they are started and the provisions of Clause 3.12(a) and (b) shall apply to such insurance mutatis mutandis and to procure that as soon as reasonably practicable all money received under such policy is applied in making good the loss or damage in respect of which it was paid.

      (f) To provide the Landlord with a copy of the as-built plans for the Tenant's fitting out works as soon as such works have been completed.

3.3   Repair.

      (a) To keep the Premises in good, clean, substantial and proper repair and condition appropriate to a first class commercial building and properly preserved and painted (fair wear and tear and damage caused by structural or inherent defects excepted).

      (b) To reimburse to the Landlord the cost of replacing all broken or damaged window glass which is of a material nature or which affects materially the reflective quality of the glass in the Premises or any part of the curtain walls of the Building except where the cause of such breakage or damage is beyond the control of the Tenant or its contractors, servants, agents or licensees.

      (c) To reimburse to the Landlord the cost of making good any damage of any type to the Building or the Service Media in the Building (not forming part of the Premises) caused by the act, default or neglect of the Tenant or its contractors, servants, agents or licensees.

      (d) To keep and if necessary replace any Service Media forming part of the Premises excluding those Service Media installed by the Landlord prior to the date hereof which run between the duct riser openings in the core of the Building on each of the floors of the Premises and the Tenant's dedicated chiller and generators (and such further dedicated generators, chiller plant or such Service Media as may be installed by the Landlord from time to time) on the 73rd floor of the Building in good, clean, substantial and proper repair and condition (fair wear and tear and damage caused by structural or inherent defects excepted).

      (e) To take all reasonable precautions to protect the Premises from damage threatened by an approaching storm or typhoon.

      (f) To employ for the cleaning of the Premises and the lift lobbies referred to in Clause 3.3(g) such cleaning contractors as the Landlord nominates from time to time and any such Landlord's nomination shall not impose on the Landlord any liability for anything done or omitted by such contractor Provided always that the Tenant may opt to use its own cleaning contractor if it reasonably considers the performance of the services provided by the contractor nominated by the Landlord to be unsatisfactory and following a reasonable time following written complaint the standard of such services has not improved to the reasonable satisfaction of the Tenant.

      (g) Where the Tenant occupies an entire floor of the Building, to keep the passenger and service lift lobbies on such floor in good, clean, substantial and proper repair and condition (fair wear and tear and damage caused by structural or inherent defects excepted).

3.4 Yielding Up. At the expiry of the Term, the Tenant shall reinstate the Premises to a bare shell condition and reinstate the raised floor to the Landlord's uniform standard except that the Tenant shall not be required to:

      (a)   remove or reinstate the overhead air-conditioning system;

      (b) remove or reinstate the ceiling system and light fixtures provided that if this Lease is terminated under Clauses 6 or 7.2 in whole or in part the Tenant shall reinstate the ceiling and lighting system and fixtures to the Tenant's uniform standard for the floor or floors in question if so required by the Landlord;

      (c) reinstate the duct shafts provided that the Tenant shall remove all cables from duct shafts;

      (d) reinstate and reconvert the electrical user room back to the disabled toilet provided that the Tenant shall remove all mechanical and electrical installations therefrom;

      (e) reinstate the holes in the floors provided for the internal staircase provided that the Tenant shall remove the staircases if required by the Landlord;

      (f) reinstate the toilet on the 68th floor of the Building provided that the Tenant shall remove the toilet if required by the Landlord;

      and thereupon to surrender to the Landlord all keys or computer cards giving access to all parts of the Premises and to remove at the Tenant's expense all lettering and characters showing the Tenant's name from any doors, walls or windows in the Building and to make good any damage caused by such removal.

3.5   Landlord's Entry.

      (a) To permit the Landlord and persons authorised by it with or without appliances at all reasonable times (in the context of the Tenant's business) after giving reasonable prior notice to enter upon the Premises to view their condition, to take inventories of the fixtures in them and to exercise any of the rights excepted and reserved from this Lease by Clause 2(c) and to show the Premises to prospective tenants or purchasers.

      (b) To commence and diligently proceed to make good all defects and wants of repair to the Premises for which the Tenant is under the terms of this Lease liable under the terms of this Lease within the period of one month from the Tenant's receipt of notice from the Landlord to do such works and if the Tenant fails to do such works to permit the Landlord and persons authorised by it to enter the Premises and do such works and the cost shall be a debt due from the Tenant to the Landlord.

      (c) To permit the Landlord and persons authorised by it at reasonable times after giving reasonable notice (but at any time and without notice in an emergency) to enter the Premises (and by force if necessary) for the purposes of security, fire fighting and protection of the Building.

      (d) To give to the Landlord a set of keys (to be used only in the event of an emergency or forfeiture of this Lease or otherwise with the Tenant's consent) to the entrance doors of or computer cards giving access to the Premises and to inform the Landlord in writing of the nature of any security system installed at the Premises.

3.6   Use.

      (a)   Not to use the Premises for any purpose other than the Permitted
            Use.

      (b) Not to commit waste or use the Premises for gambling or any offensive trade or business or any illegal, immoral or improper purposes or so as to cause nuisance, damage or danger or give reasonable cause for complaint to the Landlord or the occupiers of the Building or nearby premises.

      (c) Not to use the Premises for the storage of goods other than in small quantities consistent with the nature of the Tenant's trade or business.

      (d) Not to keep at the Premises any dangerous, inflammable or explosive goods or firearms and ammunition.

      (e) Not to make any noise (including, without limitation, music or sound produced by broadcasting from television, radio and any equipment capable of producing or reproducing music or sound) which is audible outside the Premises or vibration in the Premises which is a nuisance or gives reasonable cause for complaint to the Landlord or the occupiers of nearby premises.

      (f) Not to place on the Premises (other than those parts containing reinforced flooring) anything of a weight in excess of 3kPa and on those parts of the Premises containing reinforced flooring, anything of a weight in excess of the appropriate weightings for which such reinforcements were designed and to comply with any prescription by the Landlord of the maximum weight and permitted location of safes and other heavy equipment and any requirements of the Landlord that the same stand on supports of such dimensions and materials as the Landlord reasonably determines having regard to the weightings and reinforcing referred to above.

      (g) To use the raised flooring in the Premises with care and in accordance with the Landlord's instructions and not to overload, scratch or place any article which would release water onto the raised flooring (fair wear and tear and damage caused by inherent defects excepted).

      (h) To comply with all legislation in relation to the Premises and the conduct of the Tenant's business on the Premises and to apply for any requisite licences or permits from all competent authorities in respect of the Tenant's business in the Premises.

      (i) Not to do anything which would amount to a breach of the negative covenants in the Government grant under which the Landlord holds the Premises, any deed of mutual covenant or sub-deed of mutual covenant relating to the Building.

      (j) To ensure that all refuse is disposed of by arrangement with and in sealed containers specified by the Landlord and if the Landlord provides a collection service for refuse, to use such service exclusively at the sole cost of the Tenant.

      (k) Not to place or leave anything in the Common Parts nor to tout or solicit business or distribute anything within the Common Parts without the permission of the Landlord.

      (l) Not to take delivery of furniture, equipment, fittings or bulky items in and out of the Building other than in the lift and along the route reasonably designated for that purpose by the Landlord.

      (m) Not to discharge into any Service Media any substance that may obstruct them or cause damage or danger or anything likely to pollute.

      (n) Not to keep any animals or pets inside the Premises and to take all precautions to the reasonable satisfaction of the Landlord to prevent the Premises from becoming infested by pests including, if the Landlord so requires, the employment at the Tenant's cost of such pest extermination contractors and at such intervals as the Landlord may reasonably determine.

3.7   Alterations.

      (a) Not to make any alterations or additions to the Premises or to install any plant, apparatus or machinery in the Premises or to cut or injure any doors, windows, walls or other part of the Premises or to drive or insert any nails, screws, hooks, brackets or similar things into the ceiling, walls or floors of the Premises without the Landlord's approval (which approval shall not to be unreasonably withheld or delayed).

      (b) Not to install any air-conditioning plant or equipment (whether in the windows or elsewhere) or other mechanical apparatus whatsoever on the Premises without the Landlord's approval (which approval shall not be unreasonably withheld or delayed).

      (c) Not to erect, install or alter any partitioning in the Premises or to install additional locks, bolts or other fittings to the entrance doors of the Premises without the Landlord's approval (which approval shall not be unreasonably withheld or delayed).

      (d) Not to erect, exhibit or display on the Premises or the Building any writing, sign, aerial, flagpole or other device so as to be visible from outside the Building provided that the Tenant may display its name and business in the reception in the Premises or on the door thereof in such lettering, characters and materials as the Landlord approves (which approval shall not be unreasonably withheld or delayed).

      (e) Not to do anything which alters or affects the external appearance of the Building.

      (f) Not to make any alterations or additions to the Building or, without limitation, the Common Parts.

      (g) In carrying out any permitted works whatsoever to the Premises or the Building to observe and perform the provisions of Clause 3.2 mutatis mutandis.

3.8 Statutory Notices. To notify the Landlord forthwith in writing of the contents of any notice received by the Tenant from any competent authority concerning the Premises or any of the Utilities serving the Premises.

3.9 Alienation. Except as provided in Clauses 3.10 and 3.11, not to transfer, assign, sub-let, licence, charge, mortgage, share, hold on trust or for the benefit of another or otherwise part with the possession or occupation of the Premises or any part of them or the right to use them so that any person not a party to this Lease obtains the use or possession of the Premises or any part of them and, without limiting the generality of this, the following acts and events shall be deemed to be breaches of this
      Clause:

      (a) In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

      (b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership) the death, insanity or other disability of that individual;

      (c) In the case of a tenant which is a corporation, any take-over, reconstruction, amalgamation, merger or voluntary liquidation of the tenant or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof provided that there shall be no breach of this provision if any entity which is formed as a result of any reconstruction, amalgamation, merger or voluntary liquidation is:

            (i) of equal financial strength as or greater financial strength than the Tenant;

            (ii) financially and otherwise able to observe and perform all of the agreements on the Tenant's part contained in this Lease; and

            (iii) the persons having ultimate control of the Tenant are of equivalent reputation to the Tenant;

            or if any entity which takes over the Tenant is:

            (i) of equal financial strength as or greater financial strength than the persons previously having ultimate control of the Tenant; and

            (ii) of equivalent reputation to the persons previously having ultimate control of the Tenant;

      (d) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess or occupy the Premises provided that nothing herein contained shall prevent the Tenant from sharing the Premises with any entity which is directly or indirectly wholly owned or controlled by

      The Goldman Sachs Group, L.P. or any entity to which all or substantially all of the assets of The Goldman Sachs Group may be transferred in accordance with this Lease provided that no relationship of landlord and tenant is created thereby.

3.10  Assignment.

      (a) Subject to the delivery of prior written notice to the Landlord and subject to Clause 3.10(b), the Tenant shall have the right to assign this Lease to The Goldman Sachs Group, L.P. or any affiliate of the Tenant controlling or controlled by The Goldman Sachs Group, L.P. or which succeeds to all or substantially all of the assets or businesses of The Goldman Sachs Group, L.P. and for these purposes references to "control" shall mean:

            (i) control directly or indirectly of the composition of the relevant board of directors; or

            (ii) control directly or indirectly of more than half of the voting power; or

            (iii) holding directly or indirectly of more than half of the issued share capital or partnership capital

                  in each case in respect of the relevant affiliate.

      (b)   Before any permitted assignment:

            (i) the assignee enters into covenants with the Landlord to observe all the Tenant's covenants and all other provisions of this Lease during the residue of the Term; and

            (ii) if the Landlord requires, a company or bank acceptable to the Landlord (such acceptance not to be unreasonably withheld or delayed) enters into covenants with the Landlord guaranteeing the performance by the assignee of its obligations under this Lease in such form as the Landlord reasonably requires provided that the Landlord shall only require a guarantee of the assignee's obligations in the event that the assignee is not of comparable financial standing to the Tenant at the date hereof or at the date of such assignment (as the Landlord determines).

3.11  Sub-letting.

      (a) Not to sub-let part of the Premises without the consent of the Landlord such consent not to be unreasonably withheld or delayed where the Tenant has complied with Clauses 3.11(b), (c) and (d) Provided always that consent of the Landlord shall only be withheld in relation to the credit quality of the sub-tenant.

      (b) To ensure that not more than 35% of total lettable floor area of the Premises from time to time is sub-let at any one time.

      (c)   In relation to every sub-lease, to ensure that:

            (i) it is granted without a fine or a premium payable by either party at a rent which is exclusive of service charges and rates;

            (ii) the rent is payable in advance on the same day as the Rent is payable under this Lease;

            (iii) it contains provisions which are consistent with this Lease including:

                  (1) prohibiting the sub-tenant from doing or allowing any act or thing in relation to the Premises inconsistent with or in breach of the provisions of this Lease;

                  (2) for re-entry of the demised premises on breach of any covenant by the sub-tenant;

                  (3) imposing an absolute prohibition against transferring, assigning, sub-letting, charging, mortgaging, sharing, holding on trust or for the benefit of another or otherwise parting with possession or occupation of the demised premises or any part of them.

      (d) Before any permitted sub-letting to procure that any sub-tenant enters into covenants with the Landlord to observe all the Tenant's covenants and all other provisions of this Lease during the term of the sub-lease insofar as they are applicable to the demised premises.

      (e)   In relation to any permitted sub-lease:

            (i) to enforce the performance by the sub-tenant of the provisions of the sub-lease and not at any time to waive any breach of the covenants or conditions on the part of any sub-tenant nor without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to vary the terms of any sub-lease;

            (ii) not to agree any appointment of a person as the third party determining the revised rent (if any) without the approval of the Landlord (such consent not to be unreasonably withheld or delayed);

            (iii) to incorporate as a part of its representations to that third party proper representations required by the Landlord;

            (iv) to give the Landlord details of every rent review (if any) within 7 days of its outcome;

            (v) within 14 days of any sub-lease to produce for registration with the Landlord a copy of the relevant sub-lease.

      (f)   (i)   To share any net profit rent (but not loss) from any
                  sub-letting between
                  the Landlord and the Tenant in accordance with the following formula:

                  (a - b) x the lettable square footage of the sub-demised
                  -------   premises
                     2

                  Where   a =   the monthly rent payable under the relevant
                                sub-lease per lettable square foot of the sub-demised premises

                          b = the monthly Rent per lettable square foot of the sub-demised premises payable under this Lease.

            (ii) To pay the Landlord's share of the profit rent derived in accordance with Clause 3.11(f)(i) to the Landlord within 7 days from the date the rent is received under the relevant sub-lease is received by the Tenant and at the request of the Landlord to make available its accounts to verify any non-payment of such rent.

3.12  Insurance and Fire Prevention.

      (a)   To effect and maintain insurance in respect of:

            (i) losses suffered or incurred by third parties which might give rise to a claim for indemnity by the Landlord under Clause
                  3.13 such insurance shall be in the sum of not less than $5 million for any one claim or series of claims arising out of any one event;

            (ii) the Premises for the full reinstatement values thereof against fire, lightning, storm, typhoon, bursting or overflowing of water tanks, apparatus or pipes and such other risks as the Landlord may from time to time reasonably decide in such insurance office as the Landlord may approve (such approval not to be unreasonably withheld or delayed) and with a note of the Landlord's interest endorsed on the policy and containing provisions that such policy shall not be cancelled or materially altered as to affect the coverage afforded to the Landlord without notification to the Landlord.

      (b) To produce to the Landlord on demand reasonable evidence of the terms of the policy effected under Clause 3.12(a)(i) and the fact that the last premium has been paid and a certificate from the insurer concerned that the policy is fully paid up and in all respects valid and subsisting.

      (c) As soon as reasonably practicable to apply all money received under any policy effected under Clause 3.12(a)(i) in making good the losses in respect of which it was paid.

      (d) Not to do any thing whereby any policy of insurance on the Premises and the Building (or either of them) against damage by fire and other risks or against claims by third parties may become void or voidable or whereby the rate of premium for any such policy may be increased and without prejudice to the Landlord's other rights and remedies to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or otherwise rendered necessary by a breach of this Clause 3.12(d).

      (e) To comply with all the recommendations of the Landlord's insurer and the fire authority and other competent authorities.

      (f) To keep the Premises supplied with such fire fighting equipment as the Landlord's insurer and the fire authority may require and to maintain it in working order and to the satisfaction of the Landlord's insurer and to the reasonable satisfaction of the Landlord and at least once every six months to have any fire fighting equipment inspected by a competent person.

      (g) Not to obstruct the access to any fire equipment or the means of escape from the Premises.

      (h) To notify the Landlord of any damage to or defects in the Premises or any Common Parts immediately adjacent to the Premises.

3.13 Indemnities. To indemnify the Landlord against all losses arising during the Term arising directly or indirectly from:

      (a) the act, neglect or default (irrespective of whether wilful or not) of the Tenant or any contractor, servant, agent or licensee of the Tenant in the Premises or the Building other than the Landlord in its capacity as contractor under the Fit-Out Contract before the Term Start Date and its sub-contractors;

      (b)   any breach by the Tenant of this Lease;

      (c) the defective or damaged condition of the Premises, the repair of which is the Tenant's liability under this Lease other than where caused by the Landlord in its capacity as contractor under the Fit-Out Contract before the Term Start Date and its sub-contractors;

      (d) the spread of fire or smoke or water or any other substance originating from the Premises except where caused by structural or inherent defects not due to the act, neglect or default of the Tenant or its contractors, servants, agents or licensees (such persons not including the Landlord in its capacity as contractor appointed in relation to the Fit-Out Contract before the Term Start Date and its sub-contractors)

3.14 Exclusion of Liability. Notwithstanding Clauses 4.1, 4.3 and 8.3, not to hold the Landlord liable in any way to the Tenant or to any other person for any losses which may be suffered or incurred by the Tenant or by any other person or any property however caused (unless directly caused by the default or neglect of the Landlord or its employees) and in particular, but without limitation, caused by or in any way owing to:

      (a) any interruption, failure, malfunction, reduction or termination of or defect in or any other condition of any of the Utilities, Service Media, Common Parts or any machinery, plant, equipment, installations or fixtures in the Building;

      (b) the act, neglect or default of the tenants and occupiers of any other parts of the Building and their contractors, servants, agents and licensees;

      (c) any typhoon, heat or humidity, landslide, subsidence, fire, leakage or overflow of water (excluding any water escaping or overflowing from the swimming pool on the 70th floor of the Building), fumes, smoke or electricity from the Service Media or any other part of the Building including plant, machinery, installations, apparatus and other fixtures therein or dropping or falling of anything from any part of the Building or neighbouring building or vibrations from any part of the Building or in the neighbourhood or the influx of rain into the Premises, or the activity of rats or other pests in the Building;

      (d)   the defective or damaged condition of the Premises or the Building;

      (e)   any want of security or safekeeping at the Building;

      (f)   any non-enforcement of any regulations made by the Landlord;

      (g) any exercise of the Landlord's rights under this Lease including (without limitation) the carrying out of building works;

      nor shall the Rent or Service Charges or any other sums due from the Tenant under this Lease abate on account of any such event save as provided in Clause 8.5.

3.15 Regulations. To comply with the Building rules from time to time made or adopted by the Landlord provided that if there is a conflict between such rules and this Lease, this Lease shall prevail.

3.16 Costs. To pay to the Landlord on an indemnity basis, as rent and within 14 days of demand, all costs and other expenses properly incurred by the Landlord (including (without limitation) in-house costs and expenses) in relation to:

      (a) every application made by the Tenant for consent whether it is granted, refused offered subject to any qualification or withdrawn;

      (b) professional advice obtained by the Landlord following an application by or on behalf of the Tenant for consent under this Lease;

      (c) the standard fees imposed by the Landlord from time to time in respect of the vetting of any drawings and specifications for any works proposed to be carried out by or on behalf of the Tenant;

      (d) professional advice obtained by the Landlord in inspecting or monitoring any works to the Premises carried out by or on behalf of the Tenant;

      (e) the preparation and service of a schedule of dilapidation's during or after the expiry of the Term;

      (f) the recovery of Rent, Service Charges or other sums due from the Tenant; and

      (g) affixing, altering or replacing the Tenant's name on the directory boards or directional signs in the lift cars in the Building provided that such costs shall in the case of paragraphs (a) - (d) and (g) be reasonable.

3.17 Evidence of Compliance. To produce to the Landlord such evidence as the Landlord may reasonably require that this Lease has been complied with.

4.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant (subject to the Tenant duly paying the Rent and Service Charges and not breaching this Lease) as follows:

4.1 Quiet Enjoyment. Subject to Clause 2(c), that the Tenant may have quiet possession, use and enjoyment of the Premises during the Term without any interruption by the Landlord or anyone lawfully claiming under through or in trust for the Landlord.

4.2 Property Tax and Government Rent. To pay any property tax and Government Rent relating to the Premises and any other charges of a capital or non-recurring nature imposed by the Government or any other competent authority.

4.3   Services. To use its best endeavours to provide the Services.

4.4 Back-up Generators. To test the back-up generators on the 73rd floor of the Building serving the Premises on a monthly basis and to send as soon as is reasonably practicable to the Tenant the result of such tests and details of any remedial measures needed and taken by the Landlord.

4.5 Additional Air-conditioning Service. To provide to the Tenant air-conditioning on a 24 hours basis, the fee for the same having already been included in the Service Charges.

4.6 Maintenance. To keep the structural parts of the Building and the main drains, pipes and cables therein (but not in the Premises) in a proper state of repair and condition provided that the Landlord shall incur no liability whatsoever under this Lease including (without limitation) in respect of defects or wants of repair in the structure of the Building supporting or contiguous to the Premises unless and until notice of any defects or wants of repair has been given to the Landlord by the Tenant and the Landlord has failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time.

4.7 Generators and Chiller Plant. To keep and maintain the chiller plant and the 4 generators referred to in Clause 2(b)(iv) and the Service Media installed by the

      Landlord prior to the date hereof which run between the duct riser openings in the core of the Building on each of the floors of the Premises and the Tenant's dedicated chiller and generators (and such further dedicated generators or chiller plant and such Service Media as may be installed by the Landlord from time to time) on the 73rd floor of the Building in good working condition and to replace the same in the event of one or more them being beyond repair and to adopt any reasonable requirements of the Tenant regarding the frequency and quality of maintenance.

4.8 Television Services. To provide and maintain the television services as shown in Schedule 6 to the Premises through satellite dish and/or fibre optic cable to the extent such services are reasonably available in the central district of Hong Kong.

4.9 Swimming Pool. To prevent or procure the prevention of the escape or overflow of water from the swimming pool on the 70th floor of the Building entering or damaging the Premises.

5.    BANK GUARANTEE

5.1 Payment. On the date of this Lease, the Tenant shall deposit with the Landlord a Guarantee for an aggregate amount of 2 months' Rent and Service Charges to secure compliance by the Tenant with this Lease and if the Rent or Service Charges increase at any time the Tenant shall deposit with the Landlord a further Guarantee so that the total amounts guaranteed equal to 2 months' Rent and Service Charges. Such Guarantee shall be for a period of 12 months provided that not later than 3 months before the expiry of such Guarantee the Tenant shall extend or renew such Guarantee for a further period of 12 months from not later than the expiry thereof and this obligation to extend or renew shall continue throughout the Term in respect of each Guarantee in existence from time to time.

5.2   Deductions.

      (a) The Guarantee and any replacement or additional Guarantee shall be held by the Landlord during the Term and the Landlord shall have the right (in addition to any other right or remedy) to call upon the Guarantee and any replacement or additional Guarantee for payment of the amount of any Rent, Service Charges and other charges payable under this Lease and compensation for any losses sustained by the Landlord as the direct or indirect result of any breach by the Tenant of this Lease.

      (b) If any call is made by the Landlord upon the Guarantee and any replacement or additional Guarantee during the Term the Tenant shall immediately following demand by the Landlord deposit a further Guarantee for the amount deducted with the Landlord.

6.    DEFAULT

6.1   Events of Default. If:

      (a) any part of the Rent, Service Charges or any other sum payable under this Lease is unpaid for 14 days after becoming due (whether formally demanded or not);

      (b)   there is any breach of this Lease by the Tenant;

      (c)   the Tenant is insolvent which for the purposes of this Lease means:

            (i) the Tenant becomes bankrupt or goes into liquidation or a receiving order is made against it;

            (ii) a receiver is appointed in respect of any of the Tenant's assets;

            (iii) possession of any of the Tenant's assets is taken by a chargee or mortgagee;

            (iv) any distress or execution is levied on the Premises or on any of the Tenant's assets in Hong Kong;

            (v) the Tenant stops or suspends payment of its debts or is unable or admits it is unable to pay them;

            (vi) the Tenant enters into a scheme of arrangement with its creditors;

            (vii) the Tenant fails to satisfy any judgment given in any action against it unless such judgment has been appealed within the requisite time limit and that appeal has not yet been disposed of;

           (viii) any other similar event, action or proceeding occurs or is taken in respect of the Tenant in any jurisdiction;

      the Landlord may, without prejudice to the Landlord's other rights and remedies, at any time re-enter the Premises or any part of them in the name of the whole whereupon this Lease shall end but any right of action of the Landlord under this Lease shall remain.

6.2 Notice. The Landlord may exercise its rights under Clause 6.1 by serving written notice on the Tenant without physically entering the Premises notwithstanding any statutory or common law provision to the contrary.

7.    EXPANSION AND TERMINATION RIGHTS

7.1 Expansion. The Landlord grants to the Tenant the expansion rights referred to in Schedule 4 on the terms and conditions therein contained.

7.2 Termination. The Landlord grants to the Tenant the determination rights referred to in Schedule 5 on the terms and conditions therein contained.

8.    FURTHER PROVISIONS

8.1 Lifts. The Premises shall be served by all lifts serving the top lift zone in the Building which shall comprise the 59th to the 71st floors (inclusive) subject only to any temporary changes which are from time to time necessary owing to the breakdown, repair, maintenance or renewal of any lifts in the Building.

8.2 Signage. The Landlord will provide a tenants' directory in the upper and lower ground floor lift lobbies of the Building and the Tenant shall be entitled to have its name shown thereon and also displayed in the lift cars serving the Premises all such lettering to be carried out by the Landlord.

8.3 Utilities Interruption. The Landlord shall notify the Tenant at least 4 weeks in advance of its proposed scheduling of Utility supplies interruption for periodic testing and inspection purposes which interruption shall be limited to once a year and the Landlord shall liaise in good faith with the Tenant as to the timing of such interruptions provided that nothing in this Clause shall prevent the Landlord from interrupting Utility supplies in the event of an emergency nor prevent the Landlord interrupting the fresh water supply not less than once a month for a reasonable period of time for the purposes of cleaning and maintaining the fresh water tank.

8.4 Tenant's Property. If after the Tenant has vacated the Premises at the expiry of the Term, any of its property remains in the Premises or if at any time the Tenant leaves any property in the Common Parts, the Tenant shall be deemed to have abandoned such property and the Landlord may remove and sell or otherwise dispose of that property. The Tenant shall indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is sold by it in the mistaken belief held in good faith, which is to be presumed unless the contrary is proved, that the property belongs to the Tenant. All proceeds of sale shall belong to the Landlord absolutely. The Tenant shall indemnify the Landlord against any damage occasioned to the Premises and the Common Parts (or either of them) and any losses caused by or related to the presence of the property in the Premises and the Common Parts (or either of them).

8.5   Destruction of Premises. If:

      (a) the Premises or any part of them are rendered unfit for commercial use or inaccessible by any cause other than as a direct or indirect result of the Tenant's or its contractors', servants', agents' or licensees' act, neglect or default and if any policy of insurance effected by the Landlord has not been vitiated or payment of the policy moneys refused in whole or in part due to any act, neglect or default of the Tenant or its contractors, servants, agents or licensees; or

      (b) any order is issued by the Government or any competent authority preventing or restricting use of the Premises or any substantial part of them other than due to any act, neglect or default of the Tenant or its contractors, servants, agents or licensees;

            then

            (i) the Rent and Service Charges or a fair proportion of them according to the nature and extent of the damage sustained or order made (the Landlord's determination of which being binding on the Tenant save in case of manifest error) shall immediately cease to be payable until the Premises have been again rendered fit for use and accessible or such order has been complied with (as the case may be); and

            (ii) if the Premises have not been rendered fit for use and accessible or such order has not been complied with within 6 months of the damage or date such order became operative (as the case may be) the Tenant (subject to the Tenant having complied with Clause 3.12(h)) or the Landlord may end this Lease by giving not less than one month's notice to the other but any right of action which either party may have against the other under this Lease shall remain.

8.6   Change of Name.

      (a) The Landlord shall not from the date hereof until the sixth anniversary of the Term Start Date permit the name of the Building to be changed or any part of it to a name which includes the name of any competitor of the Tenant in the field of investment banking or broker dealing services but excluding for the avoidance of doubt commercial or retail banking services but may otherwise during such period without restriction change the name of the Building or any part of it.

      (b) After the sixth anniversary of the Term Start Date, the Landlord may without restriction change the name of the Building or any part of it provided that the Landlord shall give to the Tenant and, where necessary, to the postal and other relevant Government authorities not less than three months' notice of its intention to do so.

      (c) The Landlord shall not be liable for any costs or expenses incurred by the Tenant as a result of any change of name in accordance with this Clause 8.6 provided that the Landlord shall give to the Tenant and, where necessary, to the postal and other relevant Government authorities not less than three months' notice of its intention to do so.

8.7   Waiver.

      (a) No condoning, excusing or overlooking by the Landlord of any default or breach on the part of the Tenant, and no failure or delay by the Landlord in exercising any right, power or remedy provided by law or under this Lease, shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise or enforcement of any other right, power or remedy. The rights, powers and remedies provided in this Lease are cumulative and not exclusive of any rights, powers and remedies provided by law.

      (b) No waiver of any right, power or remedy of the Landlord and no consent by the Landlord shall:

            (i) be valid unless signed by the Landlord in writing and containing an express statement that it is a waiver pursuant to this Clause 8.7(b); or

            (ii) be inferred from or implied by anything done (including the acceptance by the Landlord of rent and/or other amounts payable under this Lease) or omitted to be done by the Landlord unless expressed in writing and agreed by it.

      (c) Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and not as a general waiver or release of any of the provisions of this Lease nor shall it be construed as dispensing with the necessity of obtaining the specific consent of the Landlord in future, unless expressly so provided.

8.8 Stamp Duty and Legal Costs. The stamp duty and any land registration fee payable on this Lease shall be borne by the parties in equal shares. Each party shall pay its own solicitors' costs and disbursements for the preparation or approval of this Lease.

8.9   Notices.

      (a) Any notice, demand or other communication to the Tenant in connection with this Lease shall be sent to it at its registered office, or at such other address in Hong Kong notified by the Tenant to the Landlord in accordance with this Clause 8.9.

      (b) Any notice, demand or other communication to the Landlord in connection with this Lease shall be sent to it at its address set out above or at such other address in Hong Kong notified by the Landlord to the Tenant in accordance with this Clause 8.9.

      (c) Any notice, demand or other communication required to be served under this Lease shall be in writing delivered personally or by prepaid letter or facsimile transmission, confirmed (in the case of a facsimile transmission) by letter delivered personally or sent by prepaid mail within 24 hours of dispatch of such facsimile transmission provided that no failure to deliver or dispatch and no delay in delivering or dispatching such confirmatory letter shall affect the original notice given.

      (d) Any notice served pursuant to this Clause 8.9 shall be deemed to have been served:

            (i) if delivered personally, on the first Working Day following delivery;

            (ii) if sent by pre-paid letter, on the first Working Day following the delivery; and

            (iii) if sent by facsimile transmission, on the first Working Day following successful transmission.

      (e) In proving service in the case of facsimile transmission, it shall be sufficient proof that it was properly addressed and successfully transmitted to the correct number.

8.10 Illegality or Unenforceability. Any provision of this Lease prohibited by or rendered unlawful by or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Lease and rendered ineffective insofar as is possible without modifying the remaining provisions of this Lease. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Lease shall be a valid and binding agreement enforceable in accordance with its terms.

8.11 Amendments. This Lease may only be varied or modified by a supplemental agreement or other document signed by all the parties hereto. No provision of this Lease may be waived, discharged or terminated orally, except only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

8.12  No Warranties.

      (a) This Lease supersedes any and all previous agreements between the parties and constitutes the entire agreement among them and there are no other express terms (whether oral or in writing) or implied terms agreed between them and all representations, warranties, statements or agreements, whether orally or in writing, prior to and simultaneously with the grant of this Lease relating to any of the matters referred to herein are hereby waived, negated and excluded unless otherwise agreed or confirmed by the parties in writing after the date of this Lease.

      (b) Each party acknowledges that in entering into this Lease, it is not relying upon any representation, warranty, statement, agreement, undertaking, promise or assurance made or given by the other or any other person, whether or not in writing, at any time prior to or simultaneously with the grant of this Lease which is not expressly set out in this Lease.

      (c) The Landlord does not warrant that any or adequate insurance against fire or any other risks exists in respect of the Building or the property of the Tenant therein.

      (d) The Landlord does not warrant that the Premises are fit for the purposes for which they are let or for any other purpose and shall not be responsible or liable to the Tenant for any losses in respect thereof and the Landlord's consent to the use of the Premises is not a warranty that the Premises are fit for such use.

      (e) Nothing in this Lease implies or is to be treated as a representation, warranty, statement, agreement, undertaking, promise or assurance to the effect that the use of the Premises for the purpose permitted under this Lease or the condition of the Premises is in compliance with any lawful requirements and the Tenant takes the Premises in their existing condition.

8.13  Rights and Easements.

      (a) So far as the law allows, the Tenant is not entitled to any rights affecting the Building and nothing in this Lease shall confer on the Tenant any right mentioned or referred to in Section 16(1) of the Conveyancing and Property Ordinance (Cap. 219) in either case other than those expressly set out in this Lease.

      (b) For the avoidance of doubt, it is hereby expressly agreed and declared as between the parties that the Landlord shall not be obliged to provide, nor shall the Tenant be entitled to require, the provision or continuation of any rights, easements and appurtenances (or any apparent rights, easements and appurtenances) which may be (or may turn out to be) beyond the Landlord's own existing rights and entitlements to so provide or continue (as the circumstances may transpire).

8.14 Covenants Relating to Adjoining Property. The Tenant is not entitled to the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenants of the Landlord in respect of the Building.

8.15 Distraint. For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance or any statutory modification or re-enactment thereof, the Rent and Service Charges shall be in arrears if not paid in accordance with Clause 3.1.

8.16  Confidentiality.

      (a) Non-Disclosure. The Landlord and the Tenant shall not at any time hereafter without the other's consent make any announcement or release other publicity relating to any matter referred to in or pertaining to this Lease or any other document entered into between the Landlord and the Tenant relating to the Premises unless:

            (i) disclosure is required by any law, court order or the rules and regulations of any stock exchange or other administrative, governmental or regulatory authority to which the relevant party may be subject; or

            (ii) disclosure is to the party's lenders or legal, financial or other professional advisers;

            but nothing herein shall prevent the Landlord or Tenant registering this Lease at the Land Registry.

      (b) Extent of Obligation. The provisions of this Clause 8.16 shall continue in full force and effect until the expiry of this Lease or six years from the date hereof (whichever is later).

8.17 Governing Law. This Lease shall be governed by and construed according to the law of Hong Kong and the parties shall submit to the non-exclusive jurisdiction of the Hong Kong Courts.

8.18 Ownership of Works. Notwithstanding the other rights of the Tenant under this Lease, the Tenant shall have no ownership rights in relation to any works carried out to the Premises by the Tenant pursuant to Clause 3.2 of this Lease provided that during the Term the Tenant shall have the unfettered right free of cost to use and/or change the same but subject to the provisions of this Lease.

9.    NO PREMIUM

      The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Lease.

10.   YEAR 2000 COMPLIANCE

10.1  Definitions. In this Clause 10:

      "compliant" means that a software system or component individually and in combination that under proper operable conditions:

      (a) properly processes, uses, employs and refers to all dates after 31 December 1999 and the centuries in which they occur;

      (b) correctly processes all dates and data related dates including comparing, sequencing and calculating irrespective of whether the dates are before or after 31 December 1999 and whether or not the dates processed occurred before or after 31 December 1999;

      (c) correctly recognises leap years, deals with the transition from 31 December 1999 to 1 January 2000 and interfaces with other computer systems;

      without interruption, exception, error or inaccuracy arising by reason of such dates being after 31 December 1999 and the term "compliance" is to be interpreted accordingly;

      "Computer System" means all software, systems, equipment and facilities used by the Landlord in the Building including (without limitation) the lifts, escalators, electrical and air-conditioning systems, databases and integrated circuits;

      "Crucial Date" means the date after which any failure of a system or component to be compliant would have any adverse effect on the operation or control of any component of the Computer Systems or the Tenant's Building Equipment;

      "Landlord's Tests" means the tests undertaken pursuant to Clause 10.2;

      "Tenant's Building Equipment" means compliant systems or equipment installed by the Tenant in the Building the operation or control of which is connected with the Computer Systems;

      "Tenant's Tests" means the tests undertaken pursuant to Clause 10.3.

10.2 Landlord's Obligations. The Landlord shall take all necessary actions to ensure that the Computer Systems are compliant by the Crucial Date and

      (a) test each system or component of the Computer Systems to confirm that it is compliant;

      (b) notify the scheduling of the Landlord's Tests to the Tenant in good time for the Tenant to organise for the Landlord's Tests to be monitored;

      (c) carry out the Landlord's Tests in accordance with the notified schedule and permit the Tenant and its consultants to observe them;

      (d) if the Landlord's Tests are not passed, carry out steps (a) to (c) inclusive again until the Landlord's Tests are passed.

10.3 Tenant's Obligations. The Tenant shall take all necessary actions to ensure that the Tenant's Building Equipment, if not compliant upon installation, becomes compliant as soon as possible and in any event before the Crucial Date and

      (a) test each system or component of the Tenant's Building Equipment to confirm that is compliant;

      (b) coordinate the scheduling of the Tenant's Tests with the Landlord and permit the Landlord and/or its consultant to observe them,

      (c) permit the Landlord and its consultants to inspect all plans, specifications, vendor materials and other information on the compliance of the Tenant's Building Equipment and to provide to the Landlord copies of such documents;

      (d) if the Tenant's Tests are not passed, carry out steps (a) to (c) again until the Tenant's Tests are passed.

10.4 Proprietary Information. Notwithstanding the foregoing, neither party shall be required to permit the other to inspect proprietary information.

IN WITNESS whereof the parties have affixed their respective common seals to this Lease on the date first above written.

                                   SCHEDULE 1

                                   Particulars

Building            :    Cheung Kong Center, Queen's Road Central, Hong Kong
                         erected on Inland Lot No.8887.

Premises            :    All those office units being part of the 59th floor and
                         the whole of the 60th, 61st, 62nd, 63rd, 65th, 66th,
                         67th and 68th floors of the Building shown for identification coloured pink on the plans annexed to this Lease (there being no 69th floor and no floors for commercial or residential occupation above the 7lst floor).

Term                :    Start Date: [          ]

                         Expiry Date: [               ]

Rent                :    Hong Kong Dollars Ten million, one hundred and eighteen
                         thousand, six hundred and fifty-four (HK$10,118,654) per calendar month subject to review on the dates and in the manner set out in Schedule 2.

Rent commencement
date                :    [                ]

Service charges     :    Hong Kong Dollars One million, eight hundred and
                         thirteen thousand, seven hundred and twenty-one
                         (HK$1,813,721) per calendar month subject to review in the manner set out in Schedule 3.

Use                 :    Offices

                                   SCHEDULE 2

                                   Rent Review

1.    Definitions

1.1 In this Schedule the following definitions apply unless the context otherwise requires:

1.2   "Review Date" means the [             ] in the year 19[  ] and every third
      anniversary of that date thereafter and "relevant Review Date" means the Review Date at the beginning of the relevant Review Period.

1.3 "Review Period" means the period from any Review Date to the day before the next Review Date (inclusive) or from the last or only Review Date to the expiry of the Term (inclusive) (as the case may be).

1.4   "Assumptions" means the following assumptions at the relevant Review Date:

      (a) that no work has been carried out on the Premises by or on behalf of the Tenant its subtenants or their predecessors in title at any time which has diminished the rental value of the Premises;

      (b) that if the Premises have been destroyed or damaged they have been fully restored;

      (c) that the covenants contained in this Lease on the part of the Landlord and the Tenant have been fully performed and observed;

      (d) that the Premises are available to let by a willing landlord to a willing tenant as a whole without a premium being paid by either party and with vacant possession;

      (e) to the extent that the Premises are actually sub-let at the relevant Review Date that hypothetical undertenants are immediately available to take underleases of such parts of the Premises;

      (f) that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in Paragraph 1.4(d) and that all the services required for such occupation and use are connected to the Premises so that the willing tenant would not require a rent-free period or other allowance for fitting out;

      (g) that the hypothetical lease is for a term equal in length to the Term beginning on the relevant Review Date but which otherwise contains the same terms as this Lease (except the amount of the Rent and any rent free period in this Lease) but including (without limitation) the provisions for rent review on the Review Dates and at the same intervals as those in this Lease; and

      (h) that the Premises may be used for any of the purposes permitted by this Lease or any licence or consent granted pursuant to this Lease.

1.5 "Disregarded Matters" means the following matters at the relevant Review Date that must be disregarded:

      (a) any effect on rent of the fact that the Tenant its sub-tenants or their predecessors in title have been in occupation of the Premises;

      (b) any goodwill attached to the Premises attributable to the business of the Tenant or its sub-tenants' or their predecessors in title's business;

      (c) any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any works, alterations or additions to the Premises carried out by the Tenant, its sub-tenants or predecessors in title or by any lawful occupiers during or prior to the Term Start Date with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title (Clause 3.2 not being treated as an obligation to the Landlord to fit out the Premises for the purpose of this Paragraph 1.5(c) notwithstanding the provisions of Clause 8.18) but in making this disregard no allowance is to be made for loss of use during any hypothetical period while the improvement is being carried out.

1.6 the "President" means the President for the time being of the Hong Kong Institute of Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf.

1.7 the "Valuer" means a person appointed by agreement between the parties or in the absence of agreement nominated by the President on the application of either party made not earlier than 6 months before the relevant Review Date or at any time after the relevant Review Date. If the Valuer dies or declines to act the President may on the application of either party appoint another.

1.8 the "Difference" means any shortfall or surplus between the rent which would have been payable had the revised rent been ascertained by the relevant Review Date and the payments made by the Tenant on account under Paragraph 3.1.

2.    Ascertaining the Rent

2.1   The Rent shall be:

      (a)   until the first Review Date the Rent specified in Schedule 2;

      (b) during each successive Review Period such Rent as may be ascertained in accordance with this Schedule.

2.2 The revised Rent for any Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined by the Valuer.

2.3 The revised Rent to be determined by the Valuer shall be such as he shall decide to be the open market rent which would reasonably be expected to become payable for the Premises after making the Assumptions but disregarding the Disregarded Matters and the Valuer shall take into account comparable rental evidence for premises of a similar size to the Premises in the Building or other similar buildings and in considering and evaluating any comparable rental evidence, the Valuer shall assume that any rent-free period (and/or financial contributions or other similar benefits) of up to five months in duration (or the equivalent in the case of a financial contribution or other similar benefit) granted in such comparable transaction was for genuine fitting out purposes and that any part of any rent free period (and/or financial contribution or other similar benefit) in excess of five months (or the equivalent in the case of a financial contribution or other similar benefit) granted in such comparable transaction was granted as an inducement and not for fitting out purposes.

2.4 The Valuer shall act as an expert and not as an arbitrator and his decision shall be conclusive and binding on the parties.

2.5 The Tenant must allow the Valuer access to the Premises to do anything which the Valuer considers necessary to carry out his function.

2.6 The costs and expenses of the Valuer including the cost of his appointment shall be paid by the parties hereto in equal shares.

2.7 When the revised Rent has been ascertained in accordance with this Schedule, memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its duplicate and the parties shall bear their own costs of this.

2.8 Notwithstanding anything hereinbefore contained, the revised Rent for the first Review Period shall not increase or decrease by more than 30% from the initial rent payable by the Tenant (i.e. HK$53.00 per square foot lettable per month).

3.    Payment of revised Rent

3.1 If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date, Rent shall continue to be payable at the rate previously payable on account of the revised Rent for that Review Period.

3.2 If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date then immediately after the date when it is agreed or the date upon which the Valuer's decision is received by one party, the Tenant shall pay to the Landlord or the Landlord shall pay to the Tenant (as the case may be):

      (a)   any Difference; and

      (b) interest at the prime rate of The Hongkong and Shanghai Banking Corporation prevailing from time to time on each part of the Difference for the period from the date upon which such part was due or paid (as the case may be) up to the date of payment of the entire Difference.

                                   SCHEDULE 3

                                 Service Charges

1.    The "Services" means:

      (a) Maintaining, cleaning, repairing, replacing, renewing, painting, decorating or otherwise treating as the Landlord shall consider appropriate the Building and the Service Media (not forming part of the Premises) and any signs on or giving directions to the Building (except where any tenant or occupier of the Building is liable for the same) to a style and manner appropriate to a first class commercial building.

      (b) Operating, inspecting, maintaining, cleaning, repairing, replacing, renewing, painting, decorating or otherwise treating the Common Parts.

      (c) Cooling the Premises to reasonably acceptable standards 24 hours a day, 365 days a year and the Building during such hours as the Landlord determines.

      (d)   Procuring the supply of Utilities to the Building.

      (e) Providing (where appropriate) toilet requisites and hygiene services in the toilet facilities in the Common Parts including the supply, maintenance, repair and renewal of associated receptacles, plant and equipment.

      (f) Planting, maintaining, tending and replanting any landscaped or planted areas at the Building.

      (g)   Cleaning the outside of the windows of the Building.

      (h) Disposing of refuse from the Building including its collection (and if deemed appropriate by the Landlord its compaction) and the provision of associated receptacles, plant and equipment.

      (i) Providing staff and administration and providing replacing and renewing machinery and equipment in each case required to provide the Services referred to in this Schedule.

      (j) Effecting insurance cover in respect of the Building in such amounts and against such risks as the Landlord deems appropriate from time to time.

      (k) Providing any other service which the Landlord shall reasonably think appropriate for the benefit of the Building, its facilities and amenities and the tenants of the Building or any of them or visitors to it.

2. If any time after the first year of the Term the costs of providing the Services have increased the Landlord may serve one month's notice upon the Tenant increasing the Service Charges by an appropriate amount to reflect such increase in cost such notice being accompanied by an explanatory memorandum setting out in reasonable detail the nature of such increases and thereafter such increased Service Charges shall then be payable and the Landlord's assessment of the appropriate increase shall be conclusive (save in case of manifest error and provided that the Tenant shall not be obliged to make payments in respect of:

      (a) any capital expenditure of an extraordinary nature incurred in the renewal or replacement of the structure of the Building or the substantial refurbishment or redevelopment of any Common Parts; or

      (b) any charges incurred in respect of the maintenance of the Tenant's dedicated chiller and generators on the 73rd floor of the Premises and such further dedicated generators and chiller plant as may be installed by the Landlord from time to time or the Service Media installed by the Landlord prior to the date hereof which run between the duct riser openings in the core of the Building on each of the floors of the Premises and the Tenant's dedicated chiller and generators (and such further dedicated generators or chiller plant and such Service Media as may be installed by the Landlord from time to time) on the 73rd floor of the Building.

3. Further increases in the Service Charges may be made after an earlier notice of increase has become operative.

4. Notwithstanding Paragraphs 2 and 3, any increase in the Service Charges shall not exceed 10% per annum.

                                   SCHEDULE 4

                                Expansion Rights

1.    Definitions. In this Schedule:

      "Average Passing Rent" means a rent calculated by multiplying the lettable floor area of the Relevant Premises and the average per lettable square footage Rent payable by the Tenant for the Premises at the start of the term of the relevant Supplemental Lease or where a rent free period is subsisting at that time, the Rent payable for the Premises immediately after the expiry of such rent free period (and for this purpose the lettable floor area of the Relevant Premises and the average per lettable square footage Rent for the Premises shall be determined by the Landlord (it being accepted for this purpose that the lettable area of the floors of Premises as at the date of this Lease are as shown in Schedule 7) whose determination shall be conclusive (save in case of manifest error);

      "Available Premises" means the whole or any part of a floor in the Building which is not comprised in the Premises which may from time to time become available for Letting during the Term;

      "Further Floor Option" means the option granted under Paragraph 2(c);

      "Landlord's Offer" means any offer given by the Landlord to the Tenant pursuant to Paragraph 4.1(a);

      "Letting" means making an open offer or accepting an open offer or entering into an agreement for lease or tenancy, or entering into a lease or tenancy and "Let" shall be construed accordingly;

      "Relevant Premises" means the premises in respect of which the relevant Option has been exercised pursuant to Paragraph 3 or in respect of which a Landlord's Offer has been accepted pursuant to Paragraph 4.1(b) (as the case may be);

      "Rights of Second Refusal" means the rights of second refusal granted under Paragraph 2(d);

      "Option" means any of the 58th Floor Option, the 59th Floor Option or the Further Floor Option;

      "Supplemental Lease" means any lease to be entered into pursuant to Paragraph 5;

      "58th Floor Option" means the option granted under Paragraph 2(b);

      "59th Floor Option" means the option granted under Paragraph 2(a);

      the definitions in Schedule 2 shall have the same meaning.

2.    Grant of Options and Rights of Second Refusal.

      Subject to there being no subsisting material breach of this Lease on the relevant Option exercise date or (as the case may be) on the date of acceptance of a Landlord's Offer under Paragraph 4.1(b) and subject to Paragraphs 3.2(b) and (c), the Landlord grants to the Tenant the following:

      (a) the option to lease the whole or part of the 59th floor of the Building not comprised in the Premises;

      (b) the option to lease the whole or part of the 58th floor of the Building;

      (c) the option to lease the whole or part of any floor of the Building to be designated by the Landlord following the exercise of such option which designation may include the part of the 59th floor of the Building not comprised in the Premises and the 58th floor of the Building (if the 58th floor Option and/or the 59th floor Option have not been exercised) Provided always that the Landlord shall make available to the Tenant the space required upon a single floor; and

      (d) the rights of second refusal to lease Available Premises in accordance with Paragraph 4.

3.    Options.

3.1   (a)   The 59th Floor Option is exercisable by the Tenant at any time from the Term Start Date to the end of the 15th month of the Term.

      (b) The 58th Floor Option is exercisable by the Tenant at any time from the Term Start Date to the end of the 39th month of the Term.

      (c) The Further Floor Option is exercisable by the Tenant at any time from the Term Start Date to the end of the 63rd month of the Term.

3.2   (a)   Each Option shall be exercisable by the Tenant serving notice on the
            Landlord specifying in sufficient detail the Relevant Premises.

      (b) The Tenant is only entitled to exercise each Option once, whether or not it is exercised in respect of the whole or part of the floor the subject of such Option.

      (c) Notwithstanding any other provision of this Schedule, each Option may only be exercised in respect of part of a floor of the Building which is demised to a third party where that part comprises, at the exercise of such Option, the whole of the space on that floor demised to that third party.

3.3   (a)   If the 59th Floor Option is exercised and a Supplemental Lease has been completed in accordance with Paragraph 5, the Landlord shall on the last day of the 24th month of the Term deliver to the Tenant vacant possession of the

            Relevant Premises.

      (b) If the 58th floor Option is exercised and a Supplemental Lease has been completed in accordance with Paragraph 5, the Landlord shall on the last day of the 48th month of the Term deliver to the Tenant vacant possession of the Relevant Premises.

      (c) If the Further Floor Option is exercised, the Landlord shall as soon as reasonably practicable following its receipt of the notice exercising the Further Floor Option and in any event by the last day of the 64th month of the Term, notify the Tenant of the floor designated by the Landlord in accordance with paragraph 2(c) and of the date on which the Landlord will deliver vacant possession of the Relevant Premises to the Tenant which shall be at any time from and including the 1st day of the 70th month of the Term to and including the last day of the 74th month of the Term and subject to a Supplemental Lease being completed in accordance with Paragraph 5, the Landlord shall deliver to the Tenant vacant possession of the Relevant Premises on the date so notified to the Tenant.

3.4 The rent payable by the Tenant for the Relevant Premises following the exercise of an Option shall be the Average Passing Rent and such rent shall be subject to review on the same dates and in the same manner as set out in this Lease including (without limitation) on the agreement or determination of any rent review pending at the start of the term of the relevant Supplemental Lease.

4.    Rights of Second Refusal.

4.1   (a)   Subject to Paragraph 4.3, before Letting any Available Premises, the
            Landlord shall make a written offer to the Tenant to lease the Available Premises to the Tenant specifying a term start date which shall not be earlier than 22 Working Days from and including the date of the Landlord's Offer.

      (b) The Tenant may accept the Landlord's Offer within 10 Working Days from and including the date of its receipt of the Landlord's Offer and the parties shall complete a Supplemental Lease under Paragraph 5 in respect of the Relevant Premises.

      (c) If the Tenant does not accept the Landlord's Offer in accordance with Paragraph 4.1(b), the Landlord may Let the Available Premises specified in the Landlord's Offer to a third party within 6 months from the date of the Landlord's Offer but thereafter, before Letting such Available Premises to a third party, the Landlord must again offer to lease such Available Premises to the Tenant in accordance with this Paragraph 4.1 and the procedures set out in this Paragraph
            4.1 shall be repeated as often as is necessary.

4.2 The rent reserved by any Supplemental Lease for the Relevant Premises following the Tenant's acceptance of a Landlord's Offer under Paragraph 4.1(b) shall be the Average Passing Rent and such rent shall be subject to review on the same dates and in the same manner as set out in this Lease including (without limitation) on the agreement or determination of any rent review pending at the start of the term of the relevant Supplemental Lease.

4.3 The Rights of Second Refusal are subject to the Landlord's rights to Let any Available Premises to:

      (a) any existing tenant of the relevant part of the Available Premises whether or not pursuant to an option or a right of first refusal;

      (b) any other third party pursuant to any option or rights of first refusal granted to that third party.

4.4 The Tenant shall use its reasonable endeavours to inform the Landlord as soon as possible of its intention to lease Available Premises.

5.    Supplemental Leases.

5.1   (a)   Following the exercise by the Tenant of an Option under Paragraph 3 and subject to there being no subsisting material breach of this Lease, the parties shall on or before the date for delivery of vacant possession of the Relevant Premises under Paragraph 3.3 enter into a Supplemental Lease of the Relevant Premises.

      (b) Following the Tenant's acceptance of a Landlord's Offer under Paragraph 4.1(b) and subject to there being no subsisting material breach of this Lease, the parties shall within 10 Working Days from and including the date of the Tenant's said acceptance enter into a Supplemental Lease of the Relevant Premises.

5.2   Any Supplemental Lease shall be on the following terms:

      (a) the rent shall be the amount referred to in Paragraphs 3.4 or 4.2 (as the case may be);

      (b) the Relevant Premises shall be aggregated with the Premises for the purposes of the sub-letting rights granted under Clause 3.11 and the rent review provisions contained in Schedule 2;

      (c)   (i)   where the Supplemental Lease follows the exercise of an Option the relevant term start date shall be the date on which vacant possession of the Relevant Premises concerned are to be delivered by the Landlord to the Tenant under Paragraph 3.3;

            (ii) where the Supplemental Lease follows the exercise of the Rights of Second Refusal, the relevant term start date shall be the date specified in the Landlord's Offer;

      (d)   the term shall expire or determine on the same date as the Term;

      (e) the rent shall be payable from and including the first day of the fourth month from the relevant term start date; and

      (f)   otherwise on the same terms and conditions as this Lease other than:

            (i)   the rent;

            (ii)  the rent free periods referred to in Clause 2(d);

            (iii) this Schedule;

            (iv) the service charges which shall nevertheless be charged at the same per square footage rate as the Service Charges for the Premises;

            (v) Clause 8.1 (except in respect of a Supplemental Lease of the 59th floor of the Building);

            (vi) Clause 3.4 which shall be amended to require reinstatement to bare shell condition save insofar as the items to be reinstated, reconnected or removed referred to in paragraphs
                  (a) - (f) thereof are or have been installed within the Relevant Premises by the Landlord pursuant to Paragraph 6 or any other agreement between the Landlord and the Tenant;

            (vii) Clause 2(b)(iii) and (iv) which shall be amended to grant shared rights in common with the Tenant and its sub-tenants;

           (viii) Clause 3.10 which shall be amended to permit assignment only to an assignee of this Lease;

            (ix) Schedule 5 which shall be amended so the compensation payable under paragraph 3 thereof shall be calculated in accordance with the following formula:

                   a
                  ----  x b
                   72

                  where:

                  a = each whole month of the unexpired term of the Supplemental Lease on the date of termination

                  b = an amount equal to the rent which would otherwise have been payable during the 3 months rent-free period granted under the Supplemental Lease

            (x) such other modifications as the circumstances reasonably require;

                  but including (without limitation) the provisions for rent review provided that paragraph 2.8 of Schedule 2 shall only be incorporated in such Supplemental Lease if the rent under such Supplemental Lease falls to be reviewed on the same date as the first Review Date under this Lease or if such first review is pending at the start of the term of the Supplemental Lease.

6.    Works.

      (a) Without prejudice to any other agreement between the Landlord and the Tenant, and without prejudice to Paragraph 6(b), (c) and (d), the Relevant Premises shall be delivered in bare shell condition.

      (b) Following the exercise by the Tenant of an Option under Paragraph 3.1(c) and subject in either case to there being no subsisting material breach of this Lease, if the Tenant notifies the Landlord before the start of the term of the relevant Supplemental Lease that such construction, installation and modification is required, the Landlord shall at its own cost carry out and complete the following works by the start of the term of the relevant Supplemental Lease or within 4 months from the date of such notice (whichever is the later):

            (i) the modification of the underfloor air-conditioning system in the Expansion Premises to a system comprising a control VAV system with duct works, VAV boxes and controls above the suspended ceiling, the system being DDC controlled with the following design conditions:

                  (1)   Ceiling plenum-free return;

                  (2) Indoor conditions: 23+/-1(degree)C and 50+/-5% RH in summer and about 20(degrees)C in winter;

            (ii)  the construction of inter tenancy walls;

            (iii) the installation of a separate electricity meter and modifications to the air-conditioning and other associated mechanical and electrical systems to suit the control mechanism for the remaining tenants on the same floor.

      (c) Following the exercise by the Tenant of an Option under Paragraph 3.1(c) and/or the Tenant's acceptance of a Landlord's Offer under Paragraph 4.1(b) and subject in either case to there being no subsisting material breach of this Lease, if the Tenant notifies the Landlord before the start of the term of the relevant Supplemental Lease that such works are required, the Landlord shall at its own cost carry out and complete the following works by the start of the term of the relevant Supplemental Lease or within 4 months from the date of such notice (whichever is the later):

            (i) additional electricity to meet the relevant requirements from the Relevant Premises;

            (ii)  additional normal and supplementary cooling capacity; and

            (iii) a dedicated duct shaft if the Relevant Premises are on the
                  58th floor and any other floor immediately below where all contiguous floors are demised to the Tenant and the duct shaft is capable of being dropped vertically;

            provided that the works referred to in Paragraphs 6(c)(i) and (ii) shall be of a standard commensurate with the remainder of such Service Media in the Premises and of such capacity as is specified in the Engineering Summary attached hereto in relation to a maximum aggregate lettable floor area in the Building demised or to be demised to the Tenant under any document to the intent that the Landlord shall have no liability to carry out such works in respect of any greater aggregate demised area.

      (d) The Landlord shall procure that the works referred to in Paragraphs 6(a) and (b) are constructed and carried out:

            (i) in a good and workmanlike manner and in accordance with good building practice;

            (ii)  with good and suitable materials;

            (iii) in accordance with the Government grant under which the
                  Landlord holds the Premises.

                                   SCHEDULE 5

                               Termination Rights

1.    Subject to Paragraph 2, the Tenant may terminate this Lease in respect of

      (a)   the whole of the Premises;

      (b)   one or more whole floors of the Premises; or

      (c) part of any whole floor or floors of the Premises (but such part shall be not less than 5,000 square foot lettable on any one floor and shall provide for sufficient corridor access to the common parts of the Building and to the emergency exits on the relevant floor);

      on the 6th anniversary of the Term Start Date and on every subsequent anniversary of the Term Start Date by giving to the Landlord at least six months' prior written notice and upon the expiry of such notice this Lease shall, insofar as it relates to the part or whole of the Premises specified in any such notice, cease to be of further effect but any right of action of the parties shall remain.

2. The rights set out in Paragraph 1 are conditional upon there being no material subsisting breach of this Lease at the due date for the termination of this Lease (in whole or in part) pursuant to such notice.

3.    (a)   The rights set out in Paragraph 1 are conditional upon the Tenant paying to the Landlord on the relevant date of termination an amount in compensation calculated as follows:

            (i) termination on the 6th anniversary of the Term Start Date, 14 months' Rent;

            (ii) termination on the 7th anniversary of the Term Start Date, 12 months' Rent;

            (iii) termination on the 8th anniversary of the Term Start Date, 10 months' Rent;

            (iv) termination on the 9th anniversary of the Term Start Date, 8 months' Rent;

            (v) termination on the 10th anniversary of the Term Start Date, 6 months' Rent; and

            (vi) termination on the 11th anniversary of the Term Start Date, 4 months' Rent.

      (b) For the purposes of Paragraph 3(a), the Rent shall be deemed to be HK$53 per lettable square foot of the Premises the subject of the Tenant's notice under Paragraph 1.

      (c) If the Tenant surrenders the whole (but not a part) of the Premises, the amount payable under Paragraph 3(a) shall be reduced by the following amounts:

            (i) termination on the 6th anniversary of the Term Start Date, by HK$4,800,000.00

            (ii) termination on the 7th anniversary of the Term Start Date, by HK$3,840,000.00

            (iii) termination on the 8th anniversary of the Term Start Date, by
                  HK$3,072,000.00

            (iv) termination on the 9th anniversary of the Term Start Date, by HK$2,457,600.00

            (v) termination on the 10th anniversary of the Term Start Date, by HK$1,966,080.00

            (vi) termination on the 11th anniversary of the Term Start Date, by HK$1,572,864.00.

      4. Notwithstanding the provisions of this Schedule, the Tenant shall use all reasonable endeavours to inform the Landlord as soon as it intends or is likely to exercise the rights set out in Paragraph 1.

      5. Following any termination of this Lease in respect of any part of the Premises pursuant to Paragraph 1:

            (a) the Rent and Service Charges shall be adjusted so as to be calculated on the basis of the lettable floor area of the remaining Premises which shall be determined by the Landlord and such determination shall be conclusive (save in case of manifest error) but all other terms and conditions of this Lease shall remain unchanged; and

            (b) the Guarantee shall be replaced by a new Guarantee for an amount totalling two month's Rent and Service Charges then payable.

                                   SCHEDULE 6

                               Television Services

For Asiasat 1

      CCTV 1
      CHANNEL (V)
      PHOENIX
      STAR TV
      STAR PLUS

For Palapa C2

      GUJARAT TV
      TV5 ASIA
      RCTI
      TVRI
      ATV (TV SHOPPING NETWORK-TVSN)(AUST)
      SCTV
      ABN - ASIA BUSINESS NEWS
      RTB
      CFI - CANAL FRANCE INT.
      TPI

For Asiasat-2

      CCTV 4
      MONGOLIAN TV
      EGYPTIAN SATELLITE CHANNEL - ESC
      WORLDNET/C.SPAN/BLOOM-BERG USA
      RTP

                                   SCHEDULE 7

                               Initial floor Area

                                                 Estimated Area
                  Floor of Building            (sq. ft. lettable)
                  -----------------            ------------------
                        68                           22,381
                        67                           22,381
                        66                           22,381
                        65                           22,381
                        63                           22,381
                        62                           22,381
                        61                           22,027
                        60                           22,027
                        59                           12,578
                                                    -------

                      Total                         190,918

SEALED with the Common Seal of      )
the Landlord and SIGNED by          )
                                    )
                                    )
whose signature(s) is/are verified  )
by:                                 )


                            Solicitor, Hong Kong SAR



SEALED with the Common Seal of      )
the Tenant and SIGNED by            )
                                    )
                                    )
whose signature(s) is/are verified  )
by:                                 )


                            Solicitor, Hong Kong SAR

                               [GRAPHIC OMITTED]

                                59/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 59/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                60/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 60/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                61/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 61/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                62/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 62/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                63/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 63/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                65/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 65/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                66/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 66/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                67/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 67/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

                               [GRAPHIC OMITTED]

                                68/F FLOOR PLAN


================================================================================
Hutchison Whampoa Property       JOB NO.: 51219502                   [ILLEGIBLE]
(Management & Agency) Ltd.       ----------------------------------
                                 JOB:     CHEUNG KONG CENTER         [ILLEGIBLE]
Hutchison Whampoa Property       QUEEN'S ROAD CENTRAL / GARDEN ROAD  [ILLEGIBLE]
--------------------------                   IL 8887                 [ILLEGIBLE]
The property group of            DWG TITLE: 68/F FLOOR PLAN
Hutchison Whampoa Property [LOGO]                                    [ILLEGIBLE]
================================================================================

ALL PLANS ARE SUBJECT TO THE
AMENDED PLANS TO BE APPROVED
BY THE BUILDING AUTHORITY               FOR IDENTIFICATION PURPOSE ONLY

ENGINEERING SUMMARY
                                     ppe <1

                      Summary of Engineering Requirements

([ILLEGIBLE] General Power Back-up for Banking Floors Based on Additional Floor for Every 2 Year Growth)

Year                                                     Year 0   Year 1   Year 2  Year 3  Year 4  Year 5  Year 6  Year 7  Year 8
----                                                     ------   ------   ------  ------  ------  ------  ------  ------  ------
Area Requirement
Total area requirements (sf)                             180000   180000   202500  202500  225000  225000  247500  247500  270000
Number of Floors Required                                     8        8        9       9      10      10      11      11      12

Space [ILLEGIBLE] (per existing facilities)
Office                                                       68%      68%      68%     68%     68%     68%     68%     68%     68%
Trading                                                      25%      25%      25%     25%     25%     25%     25%     25%     25%
Equipment Room                                                7%       7%       7%      7%      7%      7%      7%      7%      7%

Area Summary (Approx.)
Offices (sf)                                             122400   122400   137700  137700  153000  153000  168300  168300  183600
Trading (sf)                                              45000    45000    50625   50625   56250   56250   61875   61875   67500
Equipment room (sf)                                       12600    12600    14175   14175   15750   15750   17325   17325   18900

Engineering Requirements
Trading Floor (kw)
Cooling capacity (solar load not included)                  828      828      932     932    1035    1035    1139    1139    1242
Equipment power supply (generator maintained)               644      644      724     724     804     804     885     885     965
Lighting power                                               90       90      101     101     113     113     124     124     135

Banking Floor (kw)
Cooling capacity (solar load not included)                  979      979     1102    1102    1224    1224    1346    1346    1469
Equipment power supply (generator maintained)               490      490      551     551     612     612     673     673     734
Lighting power                                              245      245      275     275     306     306     337     337     367

Equipment Room (kw)
Cooling capacity (solar load not included)                  977      977     1099    1099    1221    1221    1343    1343    1465
Equipment power supply (generator maintained)               927      927     1043    1043    1159    1159    1275    1275    1391
Lighting power                                               25       25       28      28      32      32      35      35      38


Total cooling capacity (solar load not included) (kw)      2784     2784     3132    3132    3480    3480    3820    3820    4176
Total normal power (kw)                                    2420     2420     2723    2723    3026    3026    3328    3328    3631
Total general power (kw)                                   2060     2060     2318    2318    2576    2576    2833    2833    3091

Year                                                        Year 9  Year 10   Year 11   Year 12
----                                                        ------  -------   -------   -------
Area Requirement
Total area requirements (sf)                                270000  292500    292500    315000
Number of Floors Required                                       12      13        13        14

Space [ILLEGIBLE] (per existing facilities)
Office                                                          68%     68%       68%       68%
Trading                                                         25%     25%       25%       25%
Equipment Room                                                   7%      7%        7%        7%

Area Summary (Approx.)
Offices (sf)                                                183600  198900    198900    214200
Trading (sf)                                                 67500   73125     73125     78750
Equipment room (sf)                                          18900   20475     20475     22050

Engineering Requirements
Trading Floor (kw)
Cooling capacity (solar load not included)                    1242    1346      1346      1449
Equipment power supply (generator maintained)                  965    1046      1046      1126
Lighting power                                                 135     146       146       158

Banking Floor (kw)
Cooling capacity (solar load not included)                    1469    1591      1591      1714
Equipment power supply (generator maintained)                  734     796       796       857
Lighting power                                                 367     398       398       428

Equipment Room (kw)
Cooling capacity (solar load not included)                    1465    1587      1587      1709
Equipment power supply (generator maintained)                 1391    1507      1507      1623
Lighting power                                                  38      41        41        44


Total cooling capacity (solar load not included) (kw)         4176    4524      4524      4871
Total normal power (kw)                                       3631    3933      3933      4236
Total general power (kw)                                      3091    3348      3348      3606

Notes

1. Cooling capacities do not include base building cooling such as solar load.
2. Cooling plant for trading and equipment room shall be operating 7 days 24 hours with plant equipment backed up by generator supply.
3. Dedicated clean earthing [ILLEGIBLE] shall be provided to the leased floors.